Exhibit 10.13

EXECUTION COPY

SUPPLY AND SUBLICENSE AGREEMENT

This Supply and Sublicense Agreement (hereinafter referred to as this “Agreement”), effective as of the 22nd day of January, 2008 (the “Effective Date”), is made by and between Transcept Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 1003 W. Cutting Blvd., Suite 110, Pt. Richmond, California 94804 (hereinafter referred to as “Purchaser”), and Mikart, Inc., a Georgia corporation with its principal offices at 1750 Chattahoochee Ave, Atlanta, GA 30318 (hereinafter referred to as “Supplier”). Purchaser and Supplier are sometimes referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, Purchaser entered into that certain supply agreement dated July 23, 2007 with SPI Pharma, Inc., a Delaware corporation with its principal offices at 321 Cherry Lane, New Castle, Delaware 19720 (hereinafter referred to as “SPI”) under which SPI agreed to supply quantities of the Product (as defined below) purchased by Purchaser on the terms and conditions described therein (such agreement, the “SPI Supply Agreement”);

WHEREAS, the SPI Supply Agreement provided for the transfer of SPI proprietary technology covering the manufacture of Product to Purchaser and a license to Purchaser under such SPI proprietary technology to allow Purchaser, with the approval of SPI, to transfer such technology to Supplier and to grant a sublicense under such technology to Supplier solely for the purpose of enabling Supplier to act as a secondary source manufacturer of the Product for Purchaser for use in the Finished Product (as defined below);

WHEREAS, Supplier, Purchaser and SPI entered into that certain confidentiality agreement dated October 12, 2007 (the “Confidentiality Agreement”) under which SPI provided its approval of Purchaser’s transfer and sublicense of SPI’s proprietary Product technology to Supplier under the terms and conditions set forth therein (with such terms including restrictions on Supplier’s use and disclosure of SPI’s proprietary Product technology) for the purpose of enabling Supplier to manufacture Product for Purchaser for use in the Finished Product as Purchasers secondary source manufacturer; and

WHEREAS, Supplier and Purchaser desire to enter into an agreement setting forth the terms and conditions of Supplier’s manufacture and supply of the Product for Purchaser as Purchaser’s secondary source manufacturer and granting Supplier a sublicense of the SPI proprietary technology rights necessary to enable Supplier to manufacture and supply such Product for Purchaser.

NOW, THEREFORE, in consideration of the covenants, conditions and obligations expressed herein, and intending to be legally bound thereby, the Parties hereto agree as follows:

1.	DEFINITIONS

Terms defined in the preamble of this Agreement have the meanings set forth therein, and the following terms have the meanings set forth below.

Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

“Affiliate” means, with respect to an entity, any company or other entity which directly or indirectly controls or is controlled by or is under common control with that entity. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls fifty percent (50%) or more of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

“API” means the active pharmaceutical ingredient zolpidem and/or any isomers, crystals, hydrates, anhydrates, solvates, salt forms, free acids or bases, complexes, or polymorphs thereof.

“Applicable Laws” means all laws, ordinances, rules and regulations of any governmental or regulatory authority that apply to the Product, Supplier’s manufacture and supply of the Product, or this Agreement, including without limitation (i) all applicable federal, state and local laws and regulations; (ii) the U.S. Federal Food, Drug and Cosmetic Act (“FDCA”), (iii) regulations and guidelines of the FDA and other Regulatory Agencies, and ICH guidelines and (iv) GMP, and if applicable, current Good Laboratory Practices and current Good Clinical Practices promulgated by the FDA and other Regulatory Agencies.

“Buffered Soda Technology” means the [***].

“Facility” means Supplier’s GMP manufacturing facility located in 2090 Marietta Blvd., Atlanta, GA 303018.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Finished Product” means a product comprising a Product together with the API, and which may include [***].

“GMP” means current good manufacturing practice and standards as provided for (and as amended from time to time) in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (Parts 11, 210, 211, 820), the FDA Guidance for Industry Q7A ICH Good Manufacturing Practice for Active Pharmaceutical Ingredients and the IPEC (The International Pharmaceutical Excipients Council) Good Manufacturing Practices Guide for Bulk Pharmaceutical Excipients.

“Licensed Agreement IP” means the Agreement IP (as defined in Section 4.1 of the SPI Supply Agreement) that is licensed by SPI to Purchaser under Section 8.1 of the SPI Supply Agreement and sublicensable by Purchaser under the terms of the SPI Supply Agreement.

“Manufacture” and “Manufacturing” means, along with other forms of the word, the development, manufacturing, quality testing, handling, packaging, storage and/or disposal of: (i) the Product and (ii) the raw materials and components used in connection with the preparation of the Product.

“Product” means Buffered Soda as described in the Specifications, to be manufactured and supplied by Supplier as Purchaser’s secondary source manufacturer.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

“Patents” shall mean any of the following, whether existing now or in the future anywhere in the world: (i) any issued patent, including without limitation inventor’s certificates, utility model, substitutions, supplemental protection certificates, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions; and (ii) any pending application for any of the foregoing, including without limitation any continuation, divisional, substitution, additions, continuations-in-part, provisional and converted provisional applications.

“Regulatory Agency” means any governmental regulatory authority involved in regulating any aspect of the conduct, development, manufacture, market approval, sale, distribution, packaging or use of the Product and/or Finished Product, including the FDA and the European Medicines Evaluation Agency (“EMEA”).

“Regulatory Approval” means a required consent, license, approval or other authorization of a Regulatory Agency having authority over the manufacture, use, storage, import, export, clinical testing, transport, marketing, sale or distribution of the Product and/or Finished Product, as applicable, in all or any portion of the Territory.

“Specifications” means the specifications for the Product that are attached hereto as Exhibit B, as such may be amended by Purchaser from time to time by the provision of at least thirty (30) day’s prior written notice to Supplier.

“SPI Product Manufacturing IP” means, in each case to the extent licensed by SPI to Purchaser under Section 8.1 of the SPI Supply Agreement and sublicensable by Purchaser under the terms of the SPI Supply Agreement: (i) the SPI Product Manufacturing Technology; and (ii) any and all Patents controlled by SPI or any of its Affiliates that claim the Manufacturing, use (including administration), sale or importation of the Buffered Soda Technology or that are otherwise necessary or useful for the Manufacture of Product as permitted by the SPI Supply Agreement.

“SPI Product Manufacturing Technology” means, with respect to the Buffered Soda Technology supplied by SPI to Purchaser under the SPI Supply Agreement, to the extent in writing, created in the ordinary course of SPI’s business and controlled by SPI: (i) descriptions of compositions (including raw materials used), raw material SPIs, incoming raw material specifications and methods, production processes and equipment used; (ii) quality control specifications and methods; (iii) Master Batch Records (MBRs), storage requirements, process validation protocols and results; and (iv) all information contained in SPI’s Drug Master File (DMF) for the Product and all other SPI know-how relating to the Manufacture of the Buffered Soda Technology.

“Term” has the meaning given in Section 8.1 of this Agreement.

“Territory” means [***].

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

2.	PURCHASE AND SALE OF PRODUCT

2.1 Supply of Product. During the Term of this Agreement, Supplier agrees to supply to Purchaser the Product ordered by Purchaser under the terms of this Agreement in the quantities ordered hereunder. Purchaser may purchase Product hereunder through its designees (e.g. Purchaser’s contract manufacturers and/or pharmaceutical development partners), and Supplier agrees to supply Product to such designees pursuant to the terms of this Agreement.

2.2 Quantity. The quantity of Product Supplier is obligated to supply hereunder and Purchaser is obligated to purchase hereunder for each calendar quarter shall be as set forth in Article 5 hereof.

2.3 Orders. Orders shall be documented by written or electronic purchase order form submitted to Supplier at least [***] prior to requested delivery, and will provide for shipment in accordance with reasonable delivery schedules and lead times as may be agreed upon from time to time by Supplier and Purchaser so long as the maximum lead time shall not exceed [***] unless otherwise agreed to by the Parties. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser acknowledges and agrees that each order hereunder shall be for [***] of the Product, with a batch being approximately equal to [***] of the Product.

2.4 Packaging. Product shall be shipped packaged in containers in accordance with the applicable Specifications or as otherwise agreed by the Parties in writing. Each such container will be individually labeled with a description of its contents, including the manufacturer lot number and quantity of Product, date of manufacture and expiration date.

2.5 Product Plan. Supplier and Purchaser acknowledge and agree that the Product Technical Transfer Proposal (the “Product Plan”) attached hereto as Exhibit C and incorporated herein by this reference forms an integral part of and a supplement to this Agreement. The steps described in the Product Plan shall be performed by Supplier in accordance with the terms and conditions of the Product Plan. Purchaser agrees to pay to Supplier the fees described in the Product Plan with respect to such steps in accordance with the payment schedule set forth in the Product Plan, and the Parties acknowledge that Purchaser has already made the first payment of [***] due under the Product Plan. In the event of a conflict between the terms of the body of this Agreement and the Product Plan, the terms of the body of this Agreement shall control.

3.	PRICE OF PRODUCT; DELIVERY

3.1 Purchase Price. The purchase price for Product shall be as set forth in Exhibit A.

3.2 Purchase Price Adjustments. Supplier shall have the right to increase the purchase price for the Product [***]. In the event that Supplier increases the

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

price charged for the Product pursuant to the preceding sentence in a given Contract Year and after the effective date of such increase Supplier’s cost of raw materials or components for manufacturing or packaging the Product (such costs, “Materials Costs”) further increases by more than [***] during such Contract Year, Supplier shall have the right, by providing at least [***] prior written notice to Purchaser, to further increase the price in such year by a percentage amount equal to the amount of such Materials Cost increase that exceeds the [***] increase in Materials Costs; provided, that (i) Supplier shall provide Purchaser with documented evidence of any such further cost increases and shall use its reasonable efforts to prevent any such further cost increases from occurring; and (ii) the price of Product shall not be increased to reflect increases in Supplier’s Total Product Costs to the extent such increases have already been incorporated into the Product price pursuant to this sentence. As used in this Section 3.2, “Contract Year” shall mean a [***] period during the term of this Agreement, with the first Contract Year commencing on the Effective Date and subsequent Contract Years commencing on each anniversary of the Effective Date.

3.3 Delivery. Supplier shall deliver the quantities of Product ordered by Purchaser on the dates specified in Purchaser’s purchase orders submitted in accordance with Section 2.3 above. All Product shipments shall be delivered FOB (UCC) Supplier’s shipping point at the Facility. The carrier shall be selected by agreement between Purchaser and Supplier, except that if no such agreement is reached, Purchaser shall select the carrier. All Product delivered hereunder shall be suitably packed for shipment by Supplier in accordance with good commercial practice with respect to protection of such Product during transportation and marked for shipment to Purchaser’s specified receiving point.

4.	LICENSE

4.1 Purchaser hereby grants to Supplier a non-exclusive, worldwide sublicense under the SPI Product Manufacturing IP and Licensed Agreement IP, solely to Manufacture Product for Purchaser and its designees (i.e. Purchaser’s contract manufacturers and/or pharmaceutical development partners) for use in Finished Products (the “Product Manufacturing Sublicense”).

4.2 Supplier: (i) agrees that its practice of the Product Manufacturing Sublicense shall be subject to the terms and restrictions of this Agreement and the terms and restrictions of the Confidentiality Agreement, including without limitation Supplier’s adherence to the terms and conditions of Section 2.1 of the Confidentiality Agreement; and (ii) agrees to abide by all terms of the Confidentiality Agreement in its performance of its obligations under this Agreement.

5.	FORECASTS AND FIRM ORDERS

5.1 Forecasts. Upon the execution of this Agreement by the Parties, and by [***] of each year of the Term (excluding [***] of the Term, unless this Agreement is extended by the mutual written consent of the Parties), the Purchaser shall provide Supplier with an estimated non-binding forecast of its requirements for the Product for the following calendar year. In addition, the Purchaser shall by the end of each calendar quarter provide a rolling forecast on a quarterly basis of its requirements for the Product for the following four calendar quarters (“Q1”, “Q2”, “Q3” and “Q4”).

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

5.2 Firm Orders.

5.2.1 The forecast given by Purchaser for Ql shall constitute a firm order (“Firm Order”) for the Product for Ql and Purchaser shall be obligated to purchase, and Supplier shall be obligated to supply, such quantities of Product pursuant to one or more purchase orders submitted to Supplier during Ql, in each case within the applicable ranges specified in Section 5.2.2 below.

5.2.2 It is understood and agreed that the forecasted quantities of Product for Q2, Q3 and Q4 shall not be binding upon Purchaser in any respect, and Purchaser shall not be liable with respect to its good faith efforts to provide such non-binding forecasts. Notwithstanding the foregoing, the Firm Order for the then current Ql may not be for an amount less than [***] of the immediately preceding forecast for each such calendar quarter and Supplier shall not be obligated to supply more than [***] of such forecasted amount, in each case unless otherwise agreed by the Parties in writing; provided, however, that Supplier shall use diligent efforts to fill the amounts of any Firm Order exceeding the [***] cap described above.

5.3 Minimum Purchase Obligation. Notwithstanding anything to the contrary set forth in this Agreement, during the twenty-four (24) month period following the date of first commercial sale by Purchaser or its designee of Finished Product during the Term, Purchaser shall be obligated to order and purchase from Supplier at least two (2) batches (a total of approximately Four Hundred Twenty kilograms (420kg) of the Product, with at least one (1) batch of Product to be purchased during the first twelve (12) month period following such date of first commercial sale (the “Minimum Purchase Obligation”). In the event Purchaser fails to meet its Minimum Purchase Obligation set forth in this Section 5.3 in any relevant period for any reason other than a breach of this Agreement by Supplier or a force majeure event, Purchaser shall pay to Supplier an amount equal to the quantity of Product by which Purchaser failed to meet its Minimum Purchase Obligation for such period multiplied by the then current price for such Product. It is understood that, except for Purchaser’s obligation to purchase Firm Order amounts as described in Section 5.2 and its Minimum Purchase Obligation under this Section 5.3, Purchaser is under no obligation to purchase amounts of Product from Supplier.

6.	QUALITY

6.1 Specifications. The Supplier agrees that the Product supplied hereunder shall conform to the Specifications applicable to the Product and shall be manufactured at the Facility in accordance with Applicable Laws, including GMP manufacturing and record keeping procedures.

6.2 Quality Control. Prior to each shipment of Product, Supplier shall perform quality control testing procedures and inspections to verify that the Product to be shipped conforms fully to the applicable Specifications. Each shipment of Product shall be accompanied by a certificate of analysis in a form acceptable to Purchaser and describing all current requirements of the Specifications, results of tests performed certifying that the Product supplied has been manufactured, controlled and released at the Facility in accordance with the Specifications and Applicable Laws.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

6.3 Changes to the Specifications. As between the Parties, Purchaser shall have the sole right to modify the Specifications with respect to the Product. All modifications shall be provided to Supplier in writing at least [***] prior to the effective date of such changes, shall be signed by an authorized representative of Purchaser and Supplier, and shall be effective for purchase orders for Product placed after the effective date of the changes. If the modifications result in a change in Supplier’s manufacturing costs, the Parties shall negotiate in good faith to agree upon an appropriate adjustment to the price of the Product under this Agreement commensurate with the change in Supplier’s manufacturing costs. If the modifications result in a delay in delivery, the Parties will negotiate a reasonable extension of the affected lead times.

6.4 Batch Records; Samples. Supplier shall maintain batch records sufficient to trace the history of each batch, and representative samples from each batch of Product manufactured hereunder, for record keeping, stability testing, and other regulatory purposes, including as may be required by the Specifications or Applicable Laws, for a minimum of [***] following Supplier’s manufacture of such batch, after which Supplier may make arrangements for confidential disposition, unless Purchaser provides prior written request for longer retention of such records or samples. Alternatively, Purchaser shall have the option of having such records and samples delivered to Purchaser or its designee. Upon the request of Purchaser and so long as Supplier is required to maintain such records, Supplier shall provide Purchaser reasonable access to and copies of such records.

6.5 Rejected Product. Acceptance by Purchaser of Product delivered by Supplier shall be subject to inspection and applicable testing by Purchaser or its designee. If on such inspection or testing Purchaser or its designee discovers that any Product fails to conform with the Specifications therefor or otherwise fails to conform to the warranties given by Supplier in Article 11 below, Purchaser or such designee shall notify Supplier in writing within [***] days of receipt of the Product, and shall provide Supplier with the specific reasons as to why such Product is defective as well as all reasonably necessary supporting documentation. Purchaser may, at the time of such notice, if timely, reject such Product. Notwithstanding the preceding portions of this section, if within [***] of being notified by Purchaser of its rejection of any Product, Supplier reasonably disagrees that such Product was properly rejected, Supplier shall notify Purchaser in writing of such fact and the reasons therefor, but if Supplier fails to so notify Purchaser within such [***], the Product in question will conclusively be deemed to have been properly rejected. After receipt of such notice from Supplier, Purchaser and Supplier will attempt amicably to settle the dispute concerning any allegedly defective Product but if they are unable to do so within [***] after the date of any Supplier notice, the parties will jointly select a third party expert to make a final determination as to whether or not the Product in question was defective and therefore properly rejected, such determination to be binding on both Parties. The fees and expenses of such third party expert will be paid by the Party whose determination was in error as to whether or not Product was defective and therefore properly rejected. Upon request from Supplier, Purchaser shall return or dispose of the rejected Product in accordance with Supplier’s reasonable instructions and at Supplier’s expense, provided that such instructions comply with all Applicable Laws. Supplier shall use its commercially reasonable efforts to replace rejected Product within the shortest possible time after Suppliers receipt of rejection notice thereof from Purchaser or notice from the third party expert that such Product was defective, as applicable In the event all or part of a shipment of Product is rejected prior to Purchaser’s payment therefor, Purchaser may withhold such payment until receipt of replacement Product that conform with the Specifications therefor and to the warranties given by Supplier in Article 11 below.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

6.6 Latent Defects. In the event either Party becomes aware of any defect in any batch of Product that is not discoverable upon a reasonable inspection or incoming quality assurance testing as set forth in the Specifications, it shall immediately notify the other Party in writing (identifying the batches involved), and the rejection provisions of Section 6.5 above shall apply. In the case of latent defects, notification to Supplier by Purchaser must occur within thirty (30) days after Purchaser becomes aware or reasonably should have become aware that any Product is defective.

6.7 Audits. Purchaser shall have the right to conduct, upon reasonable notice and at its own expense, a periodic (limited to one audit per year) site and quality audit of the portion of the Facility used to manufacture and/or supply the Product hereunder during normal business hours, including Supplier’s documentation relevant to assure ongoing GMP compliance and compliance with Applicable Laws and this Agreement. In addition, Purchaser shall be entitled to review Supplier’s standard operating procedures applicable to its manufacture and supply of the Product hereunder, including with respect to quality control.

6.8 Recalls. Any recalls of Purchaser’s finished product incorporating Product shall be the sole responsibility of Purchaser, provided, however, that if Supplier reasonably believes a recall may be necessary with respect to any Product provided under this Agreement, Supplier shall immediately notify Purchaser in writing. Notwithstanding the foregoing, if a recall of Purchaser’s product incorporating Product arises out of or results from: (i) the negligence or willful misconduct of Supplier or (ii) a material breach by Supplier of this Agreement (including a breach of any of the representations or warranties in Article 11), Supplier shall bear all the costs and expenses of such recall.

7.	INVOICING AND PAYMENT

7.1 Invoices; Payment. Supplier shall submit an invoice to Purchaser upon shipment of Product ordered by Purchaser under this Agreement. All invoices will be sent to the address specified in the applicable purchase order, and each invoice will state the aggregate and unit price for Product in a given shipment, plus any insurance, taxes, or other costs incident to the purchase or shipment initially paid by Supplier but to be borne by Purchaser under this Agreement pursuant to Section 7.2 below. All invoices for Product purchased by Purchaser shall be paid thirty (30) days upon receipt by Purchaser of the applicable invoice.

7.2 Insurance, Taxes and Other Costs. If any tax is due with respect to the sale of Product under this Agreement, Purchaser will have the sole responsibility to pay that tax and Supplier will have the sole responsibility to collect that tax from Purchaser and remit that tax to the applicable authorities. In addition, any charges for insurance or other costs imposed by third parties incident to the purchase or shipment of Product hereunder shall be the sole responsibility of, and shall be paid by, Purchaser. For clarity, and without limiting Purchaser’s obligation in the foregoing sentence for costs or charges arising from the purchase or shipment of Product hereunder, it is understood that any costs or charges arising from the manufacture or storage of Product by Supplier shall be borne by Supplier.

7.3 Currency. All amounts payable by Purchaser hereunder will be made in United States Dollars.

8.	TERM AND TERMINATION; SUPPLY FAILURE

8.1 Term of Agreement. Unless earlier terminated as described below, this Agreement shall be effective as of the Effective Date and shall remain in effect until the earlier of (i) the tenth (10th) anniversary of the first commercial sale of a Finished Product by Purchaser or its designee and (ii) the thirteenth (13th) anniversary of the Effective Date (the “Term”).

8.2 Termination.

8.2.1 This Agreement may be terminated by either Party upon [***] prior written notice to the other Party, in the event of a breach of this Agreement by such other Party, which breach is not cured within such [***] period, provided, however, if during such [***] period, the allegedly breaching Party disputes that it has materially breached this Agreement, then the other Party shall not have the right to terminate this Agreement until it has been finally determined in accordance with Section 13.8 below that the allegedly breaching Party has materially breached this Agreement, and such Party fails to comply herewith within [***] thereafter. Purchaser agrees that, in the event that it delegates one or more of its responsibilities hereunder to a third party pursuant to Section 2.1, 4.1, 6.4 or 6.5, unless otherwise agreed to in writing by the Parties, Purchaser shall remain fully responsible for the performance of such responsibilities.

8.2.2 This Agreement may be terminated by Purchaser upon [***] prior written notice to Supplier in the event that Supplier does not successfully complete all work under the Product Plan by the one (1) year anniversary of the Effective Date for any reason other than a breach of this Agreement or the Product Plan by Purchaser.

8.2.3 This Agreement may be terminated by Purchaser without cause at any time following the second (2nd) anniversary of the date of first commercial sale of Finished Product by Purchaser or its designee, provided that Purchaser shall provide to Supplier at least ninety (90) days prior written notice of such termination and shall pay to Supplier a termination fee equal to [***] (the “Early Termination Fee”). For clarity, in the event that Purchaser terminates this Agreement pursuant to this Section 8.2.3, in addition to paying the Early Termination Fee, Purchaser shall still be obligated to purchase the Minimum Purchase Obligation (or remaining portion thereof, as calculated pursuant to Section 5.3) that is due at the time of such termination.

8.2.4 Pursuant to Section 5.3.2 of the Confidentiality Agreement, the Parties acknowledge that: (i) termination of this Agreement shall trigger automatic termination of the Confidentiality Agreement as of the date of termination of this Agreement; and (ii) termination of the Confidentiality Agreement shall trigger automatic termination of this Agreement as of the date of termination of the Confidentiality Agreement.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

8.3 Effect of Termination.

8.3.1 Termination or expiration of this Agreement shall not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party. Upon expiration or termination of this Agreement: Supplier shall, as promptly as practicable (a) cease all work with respect to the Product, and (b) turn over to Purchaser all Purchaser Confidential Information and Information (as defined in Section 3.1 of the Confidentiality Agreement) (whether in written, electronic or other tangible form, including all embodiments thereof) which are then in Supplier’s possession or control.

8.3.2 The provisions of Articles 1, 7 and 9-13, and Sections 6.4, 6.5, 6.6, 6.8 and 8.3 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

8.4 Supply Failure.

(a) Should Supplier not be able to supply at least [***] of the quantities of Product ordered by Purchaser pursuant to purchase orders in accordance with Section 5.2 for any [***] period within [***] of the dates specified in such purchase orders in compliance with this Agreement for any reason, then such event shall be deemed a “Supply Failure.” Notwithstanding the foregoing, such event shall not be deemed a Supply Failure if such event is caused by a force majeure event (as described in Section 13.6), provided that (i) Supplier notifies Purchaser immediately upon the occurrence of such force majeure event, and (ii) such force majeure event lasts no longer than [***].

(b) In the event of a Supply Failure, Purchaser’s obligation under Section 5.3 to purchase the Minimum Purchase Obligation of Product from Supplier shall terminate, subject to the terms of Section 8.4(c) below.

(c) In the event that a Supply Failure occurs and such Supply Failure is the first Supply Failure to occur during the Term of this Agreement, at the written request of Supplier, if Supplier has taken the necessary steps to ensure that a Supply Failure will not re-occur, the Parties shall discuss in good faith reinstating Purchaser’s obligation under Section 5.3 to purchase the Minimum Purchase Obligation from Supplier. If the Parties mutually agree in good faith that Supplier has remedied the Supply Failure and has taken all steps necessary to ensure that a Supply Failure will not re-occur, Purchaser’s obligation under Section 5.3 to purchase the Minimum Purchase Obligation from Supplier shall be reinstated, effective [***] following the date of such agreement (such effective date of reinstatement, the “Minimum Purchase Obligation Re-instatement Date”); provided, however, that, (i) for the [***] period (as described in Section 5.3) that Purchaser’s obligation to purchase the Minimum Purchase Obligation is re-instated, the Minimum Purchase Obligation shall be pro-rated for the time remaining in such [***] period following the Minimum Purchase Obligation Re-instatement Date; and (ii) Purchaser’s obligation to purchase the Minimum Purchase Obligation under Section 5.3 shall be subject to, and modified to the extent necessary to comply with, any obligations incurred by Purchaser between the date of the Supply Failure and the date that the Parties agreed that the Minimum Purchase Obligation should be re-instated.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

This Section 8.4 shall in no way limit any of Purchaser’s legal, equitable or other remedies for Supplier’s breach of its obligations to supply Product to Purchaser under Article 2.

9.	CONFIDENTIAL INFORMATION

9.1 Confidential Information. The Parties may from time to time disclose to each other Confidential Information. “Confidential Information” means any information disclosed by one Party to the other Party that, if disclosed in tangible form, is marked “confidential” or with other similar designation to indicate its confidential or proprietary nature or, if disclosed orally, is indicated orally to be confidential or proprietary by the Party disclosing the information at the time of the disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party within forty-five (45) days after such disclosure. For avoidance of doubt, all data and information regarding the Product provided by Supplier to Purchaser shall be deemed the Confidential Information of Purchaser. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case as demonstrated by written documentation; (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (d) was subsequently lawfully disclosed to the receiving Party by a person other than the disclosing Party.

9.2 Confidentiality. During the Term and until the seventh (7th) anniversary of any termination or expiration of the Agreement, each Party shall hold and maintain in strict confidence all Confidential Information of the other Party. Without limiting the foregoing, neither Party shall use or disclose the Confidential Information of the other Party, except as otherwise permitted by this Agreement or as may be necessary or useful to exercise its rights or perform its obligations under this Agreement. Subject to Section 9.4 below, nothing contained in this Article 9 of this Agreement shall prevent either Party from disclosing any Confidential Information of the other Party to the extent reasonable necessary in prosecuting or defending litigation, complying with applicable governmental laws, regulations, such as SEC regulations, or court order or otherwise submitting information to tax or other governmental authorities, in submissions to Regulatory Agencies, or as a part of patent applications filed on inventions made under this Agreement; provided that if a Party is required by law to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications or the like, will use its reasonable efforts to secure confidential treatment of such information.

9.3 Confidential Terms. Each Party shall treat the terms and exhibits of this Agreement as the Confidential Information of the other Party. Notwithstanding anything to the contrary, however, each Party may disclose the terms and exhibits of this Agreement (a) to advisors, actual or potential investors, acquisition partners and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or (b) as required by securities or other applicable laws or regulations, such as SEC regulations.

9.4 Primacy of the Confidentiality Agreement. Notwithstanding anything to the contrary in this Article 9, the terms of the Confidentiality Agreement shall govern Supplier’s obligations with respect to any information or data disclosed to Supplier hereunder that constitutes Information (as defined in Section 3.1 of the Confidentiality Agreement) in the event of a conflict between such terms and the terms of Sections 9.1-9.3 of this Agreement.

10.	REGULATORY MATTERS

10.1 Product. Supplier shall maintain with the FDA a valid DMF for the Product that is in compliance with applicable FDA requirements, and Purchaser shall have the right to reference such DMF in its drug applications for the Finished Product. Supplier shall ensure that such DMF contains all material written and other information relating to the manufacture of Product in Supplier’s possession or control that is necessary for Purchaser to apply for, obtain and thereafter maintain Regulatory Approvals for the Finished Product in the Territory, including without limitation information relating to that portion of the Facility used in the manufacture of Product, process, methodology or components used in the manufacture of Product or other such information required to be submitted to Regulatory Agencies (collectively “Product Regulatory Information”). In the event Regulatory Agencies do not accept Purchaser’s reference to Supplier’s DMF or otherwise require additional Product Regulatory Information for Purchaser to obtain and/or maintain Regulatory Approvals, Supplier agrees to provide all such required Product Regulatory Information to such Regulatory Agencies in the format required by such Regulatory Agencies and as soon as reasonably practicable but in any case within thirty (30) days after receipt of notification thereof from Purchaser or the applicable Regulatory Agency, as the case may be. Supplier agrees to: (i) promptly inform Purchaser when any “pertinent” changes (as described by the FDA in Part VII.A. of its Guideline for Drug Master Files and as required in 21 CFR 314. 420(c)) to current Product manufacturing practices and/or procedures are made and to provide updated information to Purchaser from time to time; (ii) promptly provide Purchaser, as requested, with all available Product Regulatory Information; and (iii) to cooperate with Purchaser with respect to all reporting obligations relevant to the Product under Applicable Laws.

10.2 Finished Product. The Purchaser shall be responsible for obtaining and maintaining all Regulatory Approvals with respect to the Finished Product in the Territory other than those Regulatory Approvals relating to the Product and Supplier’s manufacture thereof, if any, which shall be the responsibility of Supplier. Supplier shall cooperate and provide reasonable assistance to Purchaser in connection with Purchaser’s obtainment and maintenance of Regulatory Approvals for Finished Product.

10.3 Regulatory Actions. Supplier shall permit the FDA and other Regulatory Agencies to conduct inspections of the Facility as they may request, including pre-approval inspections and any related matters, in each case which is related to the Product or Supplier’s manufacture thereof, and shall cooperate with such Regulatory Agencies with respect to such inspections and related matters. Supplier shall give Purchaser prior written notice, to the extent practicable, of any such inspections specifically related to the Product, and keep Purchaser informed about the results and conclusions of such regulatory inspections, including actions taken by Supplier to remedy conditions cited in the inspections. In addition, Supplier shall permit Purchaser or its representative to be present at such inspections if requested by Supplier.

Supplier will provide Purchaser with copies of any written inspection reports issued by the Regulatory Agency and all correspondence between Supplier and the Regulatory Agency, including, but not limited to, FDA Form 483, Notice of Observation, and all related correspondence, in each case relating to the Product or general manufacturing concerns (i.e., facility compliance or the like). Redacted copies will be provided by the Supplier in situations where the Supplier reasonably determines that there are confidentiality concerns and such redacted information is not reasonably related to the Product or Finished Product, provided that Supplier shall not redact any information that would reasonably be expected to affect the regulatory status of the Product or Supplier’s manufacture thereof. Similarly, Supplier agrees to promptly notify and provide Purchaser copies of any request, directive or other communication of the FDA or other Regulatory Agency relating to the Product, and to cooperate with Purchaser in responding to such requests, directives and communications.

11.	REPRESENTATIONS AND WARRANTIES

11.1 General. Each Party represents and warrants that: (a) it has full power to enter into this Agreement and to grant to the other Party the rights granted to such other Party under this Agreement and (b) it has obtained all necessary corporate approvals to enter into and execute the Agreement.

11.2 Product Warranties. Supplier represents and warrants that:

11.2.1 All Product supplied hereunder shall comply with the applicable Specifications and, if applicable, shall conform with the information shown on the certificate of analysis provided for the particular shipment pursuant to Section 6.2 above;

11.2.2 The Facility, the manufacturing and supply activities contemplated herein, and all Product supplied hereunder shall comply with all Applicable Laws. Without limiting the foregoing, at the time of shipment to Purchaser, none of the Product shall be adulterated or misbranded within the meaning of the FDCA, as amended and in effect at the time of shipment.

11.2.3 Title to all Product provided to Purchaser under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien, or other encumbrance.

11.3 Personnel. Supplier represents and warrants to Purchaser that neither Supplier nor any of its employees have been “debarred” by the FDA, or subject to a similar sanction from another Regulatory Agency, nor have debarment proceedings against Supplier or any of its employees been commenced. Supplier will promptly notify Purchaser in writing if any such proceedings have commenced or if Supplier or any of its employees are debarred by the FDA or other Regulatory Agencies.

11.4 Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 11, NEITHER PARTY MAKES ANY WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL WARRANTIES INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EVEN IF THAT PURPOSE IS KNOWN TO SUCH PARTY.

12.	INDEMNIFICATION

12.1 Indemnity by Supplier. Supplier agrees to indemnify, protect, defend and hold harmless Purchaser, its directors, officers, employees, successors and assigns from and against any claims, damages, liability, harm, loss, costs, penalties, lawsuits, threats of lawsuit or other governmental action, including reasonable attorney’s fees, arising out of any claim, complaint, suit, proceeding, or cause of action brought or claimed by any third party which arise out of: (i) Supplier’s breach of this Agreement or of any warranty or representation made by Supplier to Purchaser under this Agreement; or (ii) the negligent or intentionally wrongful acts or omissions of Supplier.

12.2 Indemnity by Purchaser. Purchaser agrees to indemnify, protect, defend and hold harmless Supplier, its directors, officers, employees, successors and assigns from and against any claims, damages, liability, harm, loss, costs, penalties, lawsuits, threats of lawsuit, recalls or other governmental action, including reasonable attorney’s fees, arising out of any claim, complaint, suit, proceeding, or cause of action brought or claimed by any third-party which (i) arise out of Purchaser’s breach of this Agreement or of any warranty or representation made to Supplier under this Agreement; or (ii) result from the manufacture, sale, marketing, use or distribution by Purchaser (or its designee) of Finished Product (to the extent not attributable to any Product), including without limitation the negligent or intentionally wrongful acts or omissions of Purchaser (or its designee); except in each case to the extent that Supplier is obligated to indemnify, protect and defend Purchaser for such claims under Section 12.1 above.

12.3 Indemnification Procedure. A Party that intends to claim indemnification (“Indemnitee”) under this Article 12 shall promptly notify the indemnifying Party (“Indemnitor”) in writing of any third party claim, suit, or proceeding included within the indemnification described in this Article 12 (each a “Claim”) with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and settlement of the Claim; provided that the Indemnitor shall not enter into any settlement that admits the fault of Indemnitee without the prior written consent of Indemnitee, such consent not to be unreasonably withheld. The Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement of the Claim. The indemnification obligations under this Article 12 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee and its employees, at the Indemnitor’s request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to Claims.

12.4 Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 12 OR IN THE CASE OF WILLFUL BREACH OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE OTHER PARTY OR ANY OTHER PERSON (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT.

13.	MISCELLANEOUS

13.1 Entire Agreement; Amendment. This Agreement, including all Exhibits hereto, sets forth the entire agreement and understanding between the Parties and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the Parties with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede the Confidentiality Agreement, and in the case of a conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of the Confidentiality Agreement shall govern. None of the terms of this Agreement shall be amended or modified except in writing signed by the Parties hereto.

13.2 Assignment. Neither Party may assign or transfer any of its rights under this Agreement or delegate any of its obligations or duties under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing:

13.2.1 Purchaser may assign or transfer any of its rights or delegate any of its obligations or duties under this Agreement, to a successor by way of merger, consolidation or the acquisition of substantially all of its business and assets relating hereto; provided that such assignee assumes in writing Purchaser’s obligations under this Agreement and agrees to be bound by the terms and conditions hereof.

13.2.2 Supplier may not assign or transfer any of its rights or delegate any of its obligations or duties under this Agreement, except that Supplier may assign this Agreement to a successor by way of merger, consolidation or the acquisition of substantially all of its business and assets relating hereto, provided that such assignment of this Agreement by Supplier is together with a valid assignment by Supplier of the Confidentiality Agreement to such successor (i.e. Supplier’s assignment of the Confidentiality Agreement to such successor is permitted by the terms of the Confidentiality Agreement), and such successor assumes in writing Supplier’s obligations under this Agreement and agrees to be bound by the terms and conditions hereof and thereof.

13.3 Severability. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall, if kept effective in this Agreement, render this entire Agreement to be invalid or unenforceable, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions; provided, however, the Parties shall use their respective reasonable efforts to renegotiate the unenforceable provisions to best accomplish the original intentions of the Parties with respect to such provisions.

13.4 Waivers. Any waiver of the terms and conditions hereof must be explicitly in writing. A waiver by any Party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

13.5 Further Documents. Each Party hereto agrees to execute such further documents and take such further steps as the other Parties reasonably determine may be necessary or desirable to effectuate the purposes of this Agreement.

13.6 Force Majeure. No Party shall be liable for failure to perform or delay in performing obligations set forth in this Agreement, and no Party shall be deemed in breach or default of its obligations, if, to the extent and for so long as, such failure, delay, breach or default is due to natural disasters or causes beyond the reasonable control of such Party. Availability or allocation of raw materials or labor shall not constitute a force majeure event. Any Party desiring to invoke the protection of force majeure hereunder shall promptly notify the other Party of such desire and shall use reasonable efforts to resume performance of its obligations.

13.7 Governing Law. This Agreement is deemed to have been entered into in the State of Delaware, and, subject to the dispute resolution procedure outlined in Section 13.8 below, its interpretation, construction, and the remedies for its enforcement or breach shall be governed by, and are to be applied pursuant to and in accordance with, the laws of the State of Delaware, without reference to conflict of laws principles and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.

13.8 Disputes. In the event of any dispute or claim arising out of or in connection with this Agreement, or the performance, breach or termination thereof, either Supplier or Purchaser may, by written notice to the other Party, have such dispute referred to the Chief Executive Officers (or equivalent) of Supplier and Purchaser, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received by such other Party. If the Parties are unable to resolve such dispute within such thirty (30) day period, such dispute shall be finally settled by binding arbitration by Judicial Arbitration and Mediation Services, Inc. (JAMS) under its rules of arbitration, by three (3) arbitrators appointed in accordance with said rules, unless the Parties to the dispute have agreed to have only one (1) arbitrator. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction. The arbitral proceedings and all pleadings and evidence shall be in the English language. Any evidence originally in a language other than English shall be submitted with a certified English translation accompanied by an original or true copy thereof. In the event such dispute is referred to arbitration by Supplier, the place of arbitration shall be San Francisco, California, and in the event such dispute is referred to arbitration by Purchaser, the place of arbitration shall be Atlanta, Georgia. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the Parties to the dispute, unless otherwise determined by the arbitrator(s). Each Party shall bear the cost of its own attorneys, and expert fees. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party. Notwithstanding the foregoing, a Party may at any time seek injunctive or other equitable relief for any breach or alleged breach by the other Party of this Agreement.

13.9 Subcontracting. Supplier shall not subcontract any of its obligations hereunder (including its obligations under the Product Plan) to another entity without Purchaser’s prior written approval. In any case, Supplier shall remain completely responsible for all services or other obligations that are subcontracted. All subcontractors hereunder shall be bound by the terms and conditions herein, with respect to the subcontracted services or obligations, as if named together with Supplier.

13.10 Notices. Any notice, consent or approval permitted or required under this Agreement shall be in writing sent by registered or certified airmail (postage prepaid), overnight courier or by facsimile (with such facsimile to be promptly confirmed by registered or certified airmail, postage prepaid) and addressed as follows:

If to Supplier:	Mikart, Inc.
1750 Chattahoochee Ave
Atlanta, GA 30318
Attention: Miguel I. Arteche, Chairman & CEO
Fax No.: 404-350-0432

If to Purchaser:	Transcept Pharmaceuticals, Inc.
1003 W. Cutting Blvd., Suite 110
Pt. Richmond, CA 94804
Attention: Glenn A. Oclassen Sr., CEO
Fax No.: 510-215-3535

All notices shall be deemed to be effective on the business day after delivery of such notice to the overnight courier, the day such notice is received by addressee via registered or certified mail, or the day on which such notice is sent by facsimile. In case any Party changes its address at which notices are to be received, written notice of such change shall be given as soon as practicable to the other Party.

13.11 Forms. The Parties recognize that, during the term of this Agreement, a purchase order form, purchase order acknowledgment form or similar routine document (collectively, “Forms”) may be used to implement or administer provisions of this Agreement. Therefore, the Parties agree that the terms of this Agreement shall prevail in the event of any conflict between this Agreement and the printed provisions of such Forms, or typed provisions of Forms that add to, vary, modify or are in conflict with the provisions of this Agreement.

13.12 Implied Obligations. This Agreement sets forth all of the rights and obligations of the Parties with respect to the subject matter hereof.

13.13 Headings. Headings in this Agreement are included for ease of reference only and shall have no legal effect and shall not be used in any way to construe or interpret this Agreement.

13.14 Relationship of the Parties. The relationship hereby established between Purchaser and Supplier is solely that of independent contractors; this Agreement shall not create an agency, partnership, joint venture or employer/employee relationship, and nothing hereunder shall be deemed to authorize either Party to act for, represent or bind the other except as expressly provided in this Agreement.

13.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized officers.

TRANSCEPT PHARMACEUTICALS, INC.			MIKART, INC.

By:	/s/ Glenn A. Oclassen		By:	/s/ Miguel I. Arteche
	Name:	Glenn A. Oclassen		Name:	Miguel I. Arteche
	Title:	President and CEO		Title:	Chairman & CEO

/s/ Thomas Soloway
Thomas Soloway, CFO

EXHIBIT A

PRODUCT PRICING

Product Name: Buffered Soda

Price:

The price of Product shall be determined as follows:

Aggregate Kilograms Product Purchased in a Given Calendar Year	Price per Kilogram of Product
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

Provided, however, that, except as provided in Section 3.2, in no case shall the price of Product be greater than $[***] per batch, with a batch being approximately equal to [***] of Product.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

EXHIBIT B

PRODUCT SPECIFICATIONS

Product Name: Buffered Soda

Specifications:

CERTIFICATE OF ANALYSIS

[***]

Buffered Soda

Date of Mfg:	October 2006
Retest Date:	April 2006
Expiration Date:	October 2007
Lot No.: [***]

Analysis	Method	Results	Specifications

[***]

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

EXHIBIT C

PRODUCT PLAN

[To be attached]

QUOTE # 1107VLH

         Revision 2

Product Technical Transfer Proposal

Date: December 20, 2007

Customer:	Transcept Pharmaceuticals, Inc.

  1003 W. Cutting Blvd., Suite 110

  Pt. Richmond, CA 94804

Contact: Dennie Dyer

Phone: 510-215-3580

Fax: 510-215-3535

Email: ddyer@transcept.com

Project Description:

This proposal covers the technology transfer for analytical methodology and manufacturing processes for [***] (“Buffered Soda”) that Mikart, Inc., located at 1750 Chattahoochee Ave, Atlanta, GA 30318, will undertake for Transcept. Under this proposal, Mikart will also create and provide to Transcept a Drug Master File (DMF) for the Buffered Soda in a form reasonable acceptable to Transcept and will file such DMF in accordance with Transcept’s instructions following Transcept’s review and written acceptance of such DMF.

Background: Transcept Pharmaceuticals, Inc. wishes to qualify Mikart as the manufacturer of Buffered Soda, [***].

Mikart, Inc. will evaluate the manufacturing process and perform all necessary work required to transfer the manufacturing process and test methods for Buffered Soda to Mikart’s GMP manufacturing facility located in 2090 Marietta Blvd., Atlanta, GA 30318. Documentation required for the filing will be prepared by Mikart as well. A detailed list of activities begins on page 3 (sections A – D).

A minimum of one feasibility batch of Buffered Soda will be required to be produced by Mikart. Additionally, the DMF package will require Mikart to produce three exhibit/registration batches which will be used for stability studies in support of the submission. Batch sizes will be determined by Mikart and Transcept. Mikart will prepare and file the DMF in CTD format. All FDA and ICH guidance documents are applicable.

The material will be packaged in bulk and entered into the stability program at Mikart, Inc. [***]

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

QUOTE # 1107VLH

         Revision 2

Mikart acknowledges that the Buffered Soda technology being transferred to Mikart hereunder is subject to that certain Confidentiality Agreement between Transcept, Mikart and SPI Pharma, Inc. dated October 12, 2007 (the “Confidential Disclosure Agreement”), including the restricted use and non-disclosure provisions thereof. In the event of a conflict between the terms of this proposal and the terms of the Confidential Disclosure Agreement with respect to the Buffered Soda technology, the terms of the Confidential Disclosure Agreement shall govern. The parties agree that their performance of their obligations under this proposal shall be governed by Delaware law, without regard to conflicts of law provisions.

QUOTE # 1107VLH

Revision 2

Notes:

1.	In order to address annual volumes, batch sizes, etc., the customer and Mikart agree to have a signed Manufacturing and Supply Agreement in place no later than the completion of Section A (Process Evaluation and Transfer of Analytical Methods).

2.	Suggested batch sizes may need to be adjusted based upon equipment capabilities.

3.	This proposal covers only the technical transfer and DMF preparation and filing, and does not include commercial manufacturing, process validation or commercial stability.

4.	Mikart will purchase the necessary laboratory equipment (autotitrator), which will be billed under a separate invoice, subject to item 4 of the Payment Schedule.

5.	This proposal is based on information provided thus far, and is subject to change pending additional and more detailed instructions regarding the DMF filing, provided that any material changes to the activities of Payment Schedule of this proposal will require the written agreement of the parties prior to the initiation of such changes.

6.	Mikart represents and warrants to Transcept that neither Mikart nor any of its employees have been “debarred” by the FDA, or subject to a similar sanction from another regulatory agency, nor have debarment proceedings against Mikart or any of its employees been commenced. Mikart will promptly notify Transcept in writing if any such proceedings have commenced or if Mikart or any of its employees are debarred by the FDA or other regulatory agencies.

7.	Mikart agrees to perform all activities described herein in accordance with all applicable laws and regulations (including, without limitation, the US Federal Food, Drug and Cosmetic Act, GMP and the rules and guidelines of the FDA and ICH), and agrees to perform such activities in a diligent and timely manner.

8.	Each party (the “Indemnitor”) agrees to indemnify the other (the “indemnitee”) for third party claims brought against the Indemnitee as a result of the indemnitor’s negligence or breach of its obligations hereunder; provided that (i) the Indemnitee promptly provides notice of such third party claims to the Indemnitor and reasonably cooperates with the Indemnitor with respect to such claims, and (ii) the Indemnitor has sole control of the defense and settlement of such claims (provided that the Indemnitor shall not settle any such claim in such a manner that admits the Indemnitee’s fault without the Indemnitees prior written consent, such consent not to be unreasonably withheld).

QUOTE # 1107VLH

Revision 2

Product Technical Transfer Proposal

A.	Process Evaluation and Transfer of Analytical Methods	[***]
[***]
B.	Feasibility Batch and Tech Transfer to Mfg and QC	[***]
[***]
C.	Exhibit / Registration Batch Manufacturing, Bulk Packaging and Stability Studies	[***]
[***]
D.	Document Preparation of Drug Master File	[***]
[***]
	Total for Transfer and Manufacturing:	[***]

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

QUOTE # 1107VLH

Revision 2

Payment Schedule

[***], will be invoiced upon completion of the following milestones:

A. Acceptance of this proposal:	[***]
B. Completion of manufacturing and Trancept’s acceptance of three (3) exhibit batches, including C of A’s:	[***]
C. Filing of the Drug Master File (DMF) accepted By Trancept:	[***]

Payments for miscellaneous Items:

1.	The raw material will be supplied by [***]. Any dedicated tooling used for development and exhibit batches will be billed at cost.

2.	Project specific supplies, such as reference drugs, analytical standards, columns and/or reagents, will be billed at cost. A copy of the purchase invoice may be provided, upon request, along with the request for payment.

3.	Any necessary outside services, such as contract testing or consultation, will be billed at cost. Written customer authorization will be obtained prior to consultations.

4.	Notwithstanding anything in this Agreement to the contrary, Transcept will not be responsible for any charges for miscellaneous items (or any other charges not described in parts A-C of the Payment Schedule) that exceed [***] in a given month unless Mikart had obtained Transcept’s written authorization prior to incurring such charges.

Payment Terms: Net 30 days from date of receipt of invoice

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

QUOTE # 1107VLH

Revision 2

Project Timeline

Specific dates and milestone lead-times will be established and agreed to by the parties after formal acceptance of this quote by both parties. Mikart will forward a preliminary timeline for review shortly after the project is authorized. Subsequent conferences will be held to establish definitive dates for the project’s timeline.

Project Authorization

The parties below hereby agree to undertake their obligation under this proposal and to be bound by the terms hereof:

Transcept Pharmaceuticals, Inc.		Mikart, Inc.

By:	/s/ Illegible	By:	/s/ Illegible
Title:	CFO	Title:	CEO
Date:	12/19/07	Date:	2/1/08

/s/ Illegible
Illegible

THIS QUOTATION IS VALID FOR 90 DAYS

1750 Chattahoochee Avenue, Atlanta, GA 30318	Phone (404) 351-4510	Fax (404) 350-0432